Exhibit 99.1

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

SPACInsider - ICR Webinar

October 22, 2020 – 9:00 p.m. Eastern

CORPORATE PARTICIPANTS

Kristy (phon)

Edwin Rigaud - Chief Executive Officer, Legacy Acquisition Corp.

Darryl McCall - President, Legacy Acquisition Corp.

Rick White - Director, Legacy Acquisition Corp.

Prashant Pathak - Chairman, Onyx Enterprises International, Corp.

Antonino Ciappina - Operating as the Chief Executive Officer, Onyx Enterprises International, Corp.

Kailas Agrawal - Chief Financial Officer, Onyx Enterprises International, Corp.

Brendon Frey - Moderator, ICR, Inc.

[Please note that this transcript has been lightly edited for clarity.]

PRESENTATION

Kristy

Good afternoon, and thanks everyone for joining today’s investor presentation and live Q&A session with the Executive Management teams from Legacy Acquisition Corp. and Onyx Enterprises.

Presenting today from Legacy will be Ed Rigaud, Chief Executive Officer of Legacy Acquisition Corp.; Darryl McCall, President, Legacy Acquisition Corp.; Rick White, Director, Legacy Acquisition Corp.; and from the Onyx Enterprise side, we have Prashant Pathak, who’s the Chairman of Onyx; Nino Ciappina, operating as the CEO of CARiD; and Kailas Agrawal, Chief Financial Officer of Onyx. And finally, we have Brendon Frey from ICR who will be moderating the panel.

To start, the teams will be giving a brief presentation overview of the intended combination which will be followed by a live Q&A session.

Please note that participants can submit questions directly to the panel at any time via the Q&A icon found by hovering your mouse at the bottom of your screen.

With that being said, I’d like to turn it over now to Ed Rigaud, who’ll begin the presentation.

Edwin Rigaud

Thank you, Kristy (phon).

When we formed the Legacy Acquisition Corp., there were 25 sponsor investors, most of whom were African American former executives from Procter & Gamble. Legacy is among the first African American controlled New York stock exchange companies and perhaps the first SPAC ever controlled by African Americans.

In addition to our profit objectives, Legacy has a mission to inspire others who are underrepresented on Wall Street to engage in more inclusive capitalism. At Legacy, we are mainly consumer product company operators, and I personally own and operate an automotive assembly company that is a market leader, supplying millions of tire and wheel assemblies to Toyota, Hyundai and GM.

Onyx, or CARiD, is a more natural fit for us because it focuses on the end consumer and employs strong proprietary digital technology to meet the needs and the desires of the car enthusiast.

The Legacy and CARiD team members will now introduce themselves and tell you about our compelling story. Darryl?

Darryl McCall

Thanks, Ed.

In the interest of maximizing your time to hear from Nino, I’ll keep my comments brief and (inaudible) want to address Legacy’s perception and interest in CARiD.

CARiD is poised to disrupt the e-commerce direct-to-customer automotive aftermarket parts industry as the best kept secret in automotive today. CARiD addresses a huge $400 billion plus market. It is winning through its secret sauce of proprietary algorithms, a massive and growing set of first party data, and targeting directly the interests of its core customers, the DIY car enthusiast, as Ed alluded.

Finally, CARiD is outpacing its closest public comparable, Carparts.com, and as you’ll hear next from Rick, it is made at a significant discount to Carparts.com and virtually all other e-commerce comparables. Rick?

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Rick White

Thank you, Darryl.

Let’s move on to the slide showing the deal summary and valuation piece. Let me summarize what our deal structure looks like.

The transaction is primarily a stock deal with Legacy expected to issue approximately 25.9 million shares to the Onyx shareholders. Onyx shareholders will be the substantial majority shareholders post closing, and only a portion of the pro forma cash shown in this Sources and Uses will be used in the transaction. The company is not expected to have any debt at closing and is expected to continue to be cash flow positive.

We’ve reached agreements with our warrant holders to eliminate all the warrants that Legacy has outstanding since its IPO through an exchange of cash and some new shares. And Legacy’s founders and sponsors have agreed, in order to get this deal done, to forfeit approximately 40% of our promote, including all of our warrants, and we will forfeit more to the extent there are a certain level of redemptions.

On the valuation side, the combined impact of the transactions I’ve just discussed, will result in a pro forma enterprise value of $331 million. That is approximately 0.7 times 2021’s estimated revenue, and approximately 16.9 times estimated 2021 EBITDA. Again, this is a very substantial discount to the company’s closest public comparable, not necessarily its closest business competitor, and a very, very big discount to the publicly traded category dominant digital consumer companies.

Thank you. Now, let me turn it over to Prashant.

Prashant Pathak

Thank you, Rick.

We can go to Slide 13 as a placeholder.

I’m quite happy to be here. I chair the Board of Onyx. And I think from a Chair and ownership perspective, there are really just three messages which I want to set up for Nino and Kailas to walk you all through.

The first one is, we see Onyx CARiD as a very compelling digital commerce, technology and data platform.

Second thing is, the technology and data platform has been built with proprietary knowledge and industry expertise, so it is fundamentally different than off-the-shelf technology stack.

And the third is really the platform is giving the company economic leverage and what we call a flywheel effect in the sense that the growth of the beta platform, which today has more than 14 billion data points, is allowing the company to build more daylight (phon) between itself and its competitors in regards to the customer experience, return rates, addition of new catalogs.

Why don’t I pass it on to Nino and Kailas Agrawal who can walk you through how this technology, data and content platform provides us the differentiated economic benefits.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Antonino Ciappina

Thank you, Prashant, and good afternoon, everyone. Thank you for joining us today.

I do want to stress one thing before we jump in, and I’ll move quickly through the slides is, we are fundamentally very different than a traditional e-commerce business. As you will see, we have our own custom technology, our proprietary data set, and we have a capital efficient business model, which, combined, those three items make us very unique, very different and well set up to be successful going into the future.

With that said, let me jump quickly to Slide 14 and illustrate the size of the market, how we see it today.

So, here on the left-hand side, we operate primarily—or historically, we have operated in the specialty equipment market, which is estimated to be about $46 billion in 2019. The broader market in the automotive parts industry is estimated to be about $400 billion. We have a number of initiatives already underway to get after that bigger part of the market, which we’ll get into. And then just on the right-hand side, from an overall industry growth online perspective, you can see year-over-year the e-commerce auto parts industry is expected to grow 30%. Over the next three years, you can see the CAGR’s estimated to be about 11%.

Jumping to Slide 15. The point here is really just a double-click of the previous slide. So the $46 billion that we have historically focused on as an organization is everything you see in the red dotted line area of the screen. This includes accessories, wheels, tires, and other performance products. The blue region, which is the broader part of the market, this is primarily comprised of repair parts, collision parts and other original equipment parts. These are all product lines we have been aggressively entering over the last 12 months.

And on the right-hand side, you can see these other industry parts verticals, including motorcycle, boating and more. These are all natural extensions of our business based on who our core consumer is today, which is primarily a male, blue collar worker, owns typically two or more vehicles, and in many, many cases owns another vehicle, such as a motorcycle, a jet ski or an ATV or something else.

So we see these seven other verticals as a natural extension to our core consumer and as a large complement to our overall business.

Jumping quickly to Slide 16. So what is very unique about our business is the solution we have developed using technology and data around fitment. Fitment, as many of you may know, is the complexity—or I’m sorry, the compatibility of parts to very specific year, make, model vehicles, and that complexity is unique to our business, which unlike other product industries, such as books, for example, which are available in hardcover and softcover, our business has multiple dimensions - year, make, model, engine size, trim size, two door versus four door - and many, many other dimensions. This is something we recognized very early on and there were limitations in the marketplace when it came to e-commerce platforms such as Shopify or Magenta, which have not been developed for a multi-dimensional industry like ours.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

We also realized very early on as an organization that the data available in our industry, the product data, was subpar at best. So we set out as an organization to build our own proprietary e-commerce front-end and back-end technology platform, which is unique to us, as well as our own product data, which is unique to us and gives us many advantages, as you’ll see.

Let’s touch quickly on Slide 17, what are some of those unique things that the technology and data have enabled us to do? Well, for one, it has enabled us to grow our selection very quickly and expand it to categories and add new brands very quickly. Today, we have 1,000-plus product lines available in the platform. We have nearly 5,000 brands. Combined, this equates to 17 million SKUs on the platform today. We’ll compare how that looks to one of our competitors coming up. In addition, we have a unique fulfillment model where we partner with a network of warehouse distributors and other suppliers. Those 800-plus partners represent 2,500-plus shipping locations across the U.S. This allows us to offer our consumers a wide selection and also get them the right part very quickly from our network of partners.

Let me keep moving because there is a lot to cover.

The only thing I’ll touch on on this slide, these are a number of impressive KPIs but the thing to know most is the average 5% return rate. This is really an outcome of the great technology combined with the great data that we’ve be able to deliver to the consumer. When you compare this with the industry average, which is north of 20% return rate, you can see really how impressive that is.

Jumping to Slide 19. This is just a side-by-side comparison of Carparts.com and our business. A couple of quick things. As you can see, the gross margin rate in our business is approximately 21% at the end of the first half of this year. You compare that to Carparts.com, they reported a gross margin rate of 34%. However, what’s not reflected in that 34% is we believe—we’re estimating there’s approximately 9% of fulfillment cost based on distribution centers, inventory and other associated costs that need to be factored into their gross margin rate. That’s what we expect.

We don’t house any of our own inventory. As I mentioned, we work with a network of partners which requires us not to invest in any inventory upfront compared to Carparts.com, which at the end of June they had $65 million invested in inventory. We also rely on third party marketplaces, such as eBay and Amazon, for less than 10% of our sales, compared to Carparts.com, which relies on those same marketplaces for more than one third of their sales.

Our average order value is more than 2.5 times that of Carparts.com. And as you can see on the bottom far right, the thing I like to point out here is we are growing much faster in terms of Adjusted EBITDA growth compared to Carparts.com.

Quickly here on what makes us unique and gives us a real competitive advantage. It is our unique technology platform, which we’ve invested the equivalent of US$100 million over the last decade on. That is not easy to replicate. We also have our own, company-owned proprietary data set with nearly 14 billion data points. As you can imagine, that gives us tremendous leverage and opportunities to do things that many of our competitors simply can not do. In addition, if you can see all the functions here on the bottom half, everything from data cataloging to digital marketing to content development, these are all functions managed in-house or through in-house teams. Given the nuances of this industry and our business, this is a very important competitive advantage that we have and we’ve built internally.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

At a very high level, this is our capital efficient model. As I said, 800 partners today, nearly 2,500 shipping locations. So we don’t have to invest capital into inventory. Because we sell directly to consumers we collect payments upfront and then we have very attractive accounts payable terms, which just gives us plenty of cash on our balance sheet to fund other initiatives and continued funding of strategic initiatives as well.

I’m going to jump past 22 since we’re going to double click on this later.

Here is the Management team. You have myself. On the phone is our CFO, Kailas Agrawal, who you’ll hear from. Ajay Roy, our Chief Operating Officer, is also on the line. Then Mark Atwater. He is an industry veteran of the auto parts and accessories business with more than 40 years of experience. Combined, we have the right experience and the right team in place to really take the company to the next level.

I’m going to jump over this, but just quickly we are based in New Jersey. We have resources and other functions based in Europe, primarily in Ukraine. We also operate cost centers in Costa Rica and the Philippines.

Let me jump directly into our four-pronged growth strategy, starting with product cultivation. From a product cultivation perspective, we see two part—a few different parts. First is continuing to onboard the right new brands as quickly as possible. As I mentioned, we already have nearly 5,000 brands on the platform today. That is very large compared to our competitors. We also have an opportunity to continue developing our existing brands. Private label is a small piece of our business today. These are just some of the private label brands we own and operate. We do have plans to gradually grow private label but it is not a core initiative, but we do see value in gradually growing it.

And then developing these seven other new verticals, so, boating, motorcycle, power sports and more. These are all only two years young. We see great momentum and significant growth already. We know that as we continue building out the product catalog there is a tremendous upside still in those seven other verticals.

From a pricing and shipping optimization strategy, this is something we have been working on all year. We’re seeing encouraging signs from the price elasticity test we’ve already run. We are now working on plans to scale those initiatives across not just product pricing but also shipping pricing improvements.

Next, we get into geographic expansion. Canada is the first market we are looking at expanding into. We are having strategic conversations with a number of our domestic partners who already have operations in Canada. Those conversations are very much underway and we are in the planning phase. We believe Canada will set the stage and the playbook for really how we expand internationally going forward after Canada.

And last but not least is our marketing. We have deep expertise in search engine marketing and search engine optimization. We want to maintain that expertise and dominance. But this year we also started expanding and diversifying our marketing mix to include social media marketing, television advertising, email marketing, and we are currently working on plans to put in place a loyalty program that stretches across CARiD.com, as well as the seven other verticals. We believe these strategies together will bring us a new wave of consumers that have not heard of us previously, and it will also help us increase purchase frequency and overall customer lifetime value.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Now let me jump quickly into financial overview. Before I transition the presentation to our CFO, Kailas Agrawal, I do want to cover a couple of strategic initiatives here.

First and foremost, one of the new initiatives we launched over the last couple of years is a wheel and tire assembly program. That wheel and tire assembly program allows consumers to come to CARiD.com, purchase wheels and tires. We ship those products to one of our two locations in California and Florida. We mount and balance the tires on the wheels, then we ship those finished goods to the consumer so they can easily mount them on their vehicle.

The second initiative we have underway to appeal to the do-it-for-me consumer segment is our new tire installation initiative. We partnered with a U.S. network partner who operates close to 9,000 locations in the U.S. of tire installation centers. As part of the data (phon), we’ve partnered with approximately 900 of those locations. So now consumers can come to CARiD.com, purchase tires, find a local installer, schedule an appointment with that local installer, we ship those tires to the installer, consumer shows up, has them installed and leaves. We are finishing up some last remaining items on that integration and on that data. In 2021 we will begin activating the remaining several thousand locations with that partner.

So we believe those online to offline strategies, combined with our focus on expanding into these other automotive product lines, including collision and repair parts, will really fuel growth in the coming 12 to 24 months.

So with that said, let me transition the presentation to our CFO, Kailas Agrawal.

Hi, Kailas. You’re on mute.

Kailas Agrawal

Sorry about that. Hello everyone. Thanks. Thanks Nino.

On Slide 32, as you’ll see here, in nine months from $218 million to $308 million renewal (phon) rate. Mainly here are three levers played into play. One, of course, is the COVID jump, where we saw a jump in the conversion ratio. Along with that, the new verticals had a good play here where we launched two years back and we are seeing a lot of growth in the new verticals, as well as in the repair section where our presence (phon) was low and we have been focusing on the repair section. Nino already explained to you on the marketplaces where dependents (phon) is only 9%, and that we view as an incremental (phon) opportunity as (inaudible) on the marketplaces. Next slide, please?

On the next Slide 33, we are expanding the gross margin cost (phon) and the Adjusted EBITDA cost. On the gross margin cost, as you’ll see in 2020 we are at 21.5%. We are projecting 1.1% increase in the gross margin basically coming up from the volume discretions (phon) with the vendor, as well as optimization of the shipping cost and optimization of the selling prices. Currently, in many cases, we are pricing based on the cost plus (phon) exercise and we are testing the market on a complete new pricing and we do see incremental opportunity here. This 1.1% increase in the gross margin will (inaudible) fall down to EBITDA, which will rise from 3.4% to 1.1%, and the raise will come from the scale, operating scale of what we’ll enjoy because our fixed cost will not rise in the same proportion as our revenue will rise. Next slide?

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

On Slide 34, we have the quarterly revenues. You can see we’ve got a good growth because of the COVID and the conversion is shown in quarter two. Quarter three we continued with that growth. In quarter four we are expecting $93 million of the revenue. I already explained to you the three key levers, which are listed on the top of this page, which contributed to the growth.

On the next slide, Slide 35, this is the beauty of our capitalization model. We are close to $450 million of the revenue run rate, and over that $450 million of the revenue run rate is supported by a accounts receivable of just $2 million, which is an amount due from the merchant processors, and the inventory of $5.4 million out of which $4.8 million is the actual growth in transit, which have been shipped by a vendor to our customers. So physical (phon) inventory is less than a million dollars supporting $450 million of the revenue run rate.

The current liabilities include two key components. One is accounts payable, where our account on the terms with the vendors are 15 days to 60 days depending upon the multiple vendors, and we enjoy good (inaudible) there. The second is the customer deposits where we already filled the order and the money and goods are yet to be shipped or yet to be delivered to the customer. This negative (phon) working capital model has contributed to $35 million in the first six months which took our cash from $13 million to $45 million. Next slide.

Over to Nino.

Antonino Ciappina

Yes. Thank you, Kailas, and thank you everyone for listening to our presentation.

At this time, I’ll turn it over to our host to field any questions anyone may have.

Brendon Frey

Thanks, Nino. As Kristy said at the start of the presentation, feel free to submit questions using the Q&A function at the bottom of your screen and I’ll pose those to Management as they come in.

Maybe just to get started, thanks for the overview on the company. Nino, maybe what would you say are the top two, three aspects of your business model that differentiate CARiD from the other online players in the automotive aftermarket space? Maybe you can address it from the consumer experience and then either you or Kailas could maybe address it in terms of the financial profile.

Antonino Ciappina

Yes. Thank you, Brendon. The top three things that really make us unique are the proprietary technology that we’ve built as a business; the comprehensive data we operate on the back-end, which we utilize in different areas of the business; and of course, the capital efficient inventory-free model which allows us to offer a wide selection of items in the automobile space to consumers.

Brendon Frey

Kailas, I don’t know if you had anything there just on the financial profile of the business versus your competitors given your business model versus the other players in the space.

Kailas Agrawal

Sure. From the business profile, from the financial profile angle, as we explained in the presentation is a (inaudible) working capital model, where I don’t need the working capital to finance (inaudible) or to finance the inventory and we can grow the business multiple. The inventory-free model really removes the shackles from our growth because that’s the reason we have 17 million SKUs and that’s a reason we could add the new verticals without adding the inventory anywhere. And as the (inaudible) move further on the car side, electronic cash, etc., etc., so in times to come the inventory will become a burden on the balance sheet or on the business and as we move because we are more (inaudible) and inventory-free model, we don’t have the risk of carrying the inventory at all and we have enough room for the expansion.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Brendon Frey

Great. Thanks. One from audience. As a drop ship company, what is your thoughts on not being able to compete with Amazon’s faster fulfillment ability? In addition, are you dependent on your suppliers’ ability to fulfill?

Antonino Ciappina

Look, we work with so many different warehouse distributors and suppliers in the industry that based on the exercise we’ve done internally we offer a significantly wider selection of goods to consumers than Amazon currently offers to consumers. We also have a unique experience tailored for the auto parts industry and for the consumer looking for parts.

So, we’re doing a good job. We’ve done a great job. We’re continuing to work and improve that experience for the consumer. So I think we’re positioned very well to compete with other online and offline retailers in the space.

Brendon Frey

Maybe just along those same lines, I think you said the average delivery time is three to five days. Are there opportunities to reduce that and what might they be?

Antonino Ciappina

Yes. Orders are delivered within three to five days to consumers most often, and there are opportunities. Just within our existing partnered network they today operate 2,500-plus shipping locations. Today, we already know there are shipping locations which we’re working to activate right now. So those 2,500 locations will continue to grow in the coming months and years. As we continue to grow that network, that will allow us to get more intelligent about where we fulfill goods from based on a consumer’s proximity to a location.

So even though today orders are delivered within three to five days, we see opportunities to improve that. The second thing I would point out, Brendon and team, is we very much today operate in the ‘want’ segment of the auto parts and accessories industry. Meaning, the goods that consumers are purchasing from us today are accessories, whereas they don’t have a vehicle that has broken down and they’re waiting to get an engine part from us. So this ‘need to get’ items within 24 hours doesn’t currently exist. We know there’s an opportunity there and we’re working towards that opportunity, but right now we’re well-positioned to serve our core consumer.

Brendon Frey

Right. Nino, and I think this probably is more addressable to Rick. Will the acquisitions still close if all remaining 6.2 million Class A shares choose to redeem in the tender offer?

Rick White

Good question. We hope that doesn’t happen, but to the extent that there are a substantial amount of redemptions the ability to close would be somewhat dependent on the stock exchange, or any other exchange for that matter, that would allow us to continue to be listed without meeting their requirements for shares outstanding or the number of shareholders.

Brendon Frey

Nino, you mentioned growth was because of COVID. Once COVID is over, will growth stop?

Antonino Ciappina

Brendon, no I didn’t say growth was from COVID. COVID certainly created some momentum in the second quarter of this year, which we were well prepared to capitalize on and we did. That momentum has tailed off fairly significantly over the last two quarters. So we see a lot of the growth we’re experiencing now as the results of a lot of the work and other initiatives we’ve put in place.

Brendon Frey

Great. Can you maybe help us size up the international opportunity and timing for entering new geographies? It sounds like Canada might be in the playbook here in the near future.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Antonino Ciappina

Yes, it is. Canada is the first international market we are looking to. We are in the planning process today. Conversations are happening with our current vendor network to understand which of them operate also in Canada. We are also taking strides around getting in place the right business structure and registration requirements to operate in Canada. We believe within the next 12 to 18 months we will have finished this planning, this strategic planning phase for Canada.

Brendon Frey

Great. What is CARiD’s conversion rate and how does that compare versus the industry average?

Antonino Ciappina

As part of the information that we disclosed, we have not disclosed conversion rates. Our conversion rate is—I’ll leave it at that. We haven’t disclosed it, but we have a significant amount of traffic that comes to the platform which is disclosed in the presentation. When you compare our traffic to many other competitors, you can just see how impressive those traffic statistics are. But conversion rate is something we keep close to the chest and we continue to work on improving.

Brendon Frey

Great. Can I just ask—maybe just kick down the presentation as I’m sharing your screen, I guess, so it’s a clear background for everybody.

Antonino Ciappina

Sure.

Brendon Frey

Here we go. Are there any plans on turning the technology you’ve created into a product?

Antonino Ciappina

Very interesting question. That has been discussed once or twice in the past. As of right now, no. We are firmly focused on continuing to build our digital commerce business first and foremost, and specifically within the automotive parts and accessories industry.

Brendon Frey

All right. What prevents the major brick-and-mortar players in the automotive aftermarket space from replicating what you’ve done to accelerate their online penetration?

Antonino Ciappina

Well, for one, they certainly aren’t motivated—well, we believe, I should say. We believe they certainly aren’t motivated as we are to win online. Many of the big incumbents they operate 5,000-plus locations for many of them, for a couple of bigger ones. Their incentive to bring their business online, while I’m sure they’re motivated to do that, is certainly not enough to prioritize over their existing 5,000-plus storage fleet business, where my guess is 90%, if not more of their business, currently takes place.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

In addition, creating a technology platform the way we have over the last decade is not easy. Our company have worked incredibly hard to build that technology infrastructure, and as I mentioned in the presentation, it is not something easily replicatable or easy to go out and license from another third party e-commerce solution provider.

So we believe we have an edge, especially if we look at the next decade of commerce.

Brendon Frey

Great. And maybe talk about your current total addressable market. You talked about the $46 billion side of the industry. Where are you heavily concentrated in that TAM, and then maybe plans for unlocking the opportunities within the broader $400 billion side of the industry?

Antonino Ciappina

Yes. So great question, Brendon, and audience. So, as I said, we operate—we have historically operated in the accessories—well the specialty equipment aftermarket business - so accessories, wheels, tires, performance products. In those core product lines, we cover approximately 95% of the available SKUs in the marketplace on our platform. The broader area of the market primarily consists of repair, collision and other original equipment parts. Over the last 12 months we’ve made significant strides in expanding into those product lines. We are continuing to keep our heads down and working to expand quickly into those other product lines and adding new brands, new suppliers, new warehouse distributors. We believe in the coming years we will have greater coverage in those product lines in that part of the industry and we should see some significant opportunities there once we do that.

Brendon Frey

Great. And maybe just I’ve got a question back on the international side. Expansion into Canada and other markets, will that be organic or will that potentially be through acquisition?

Antonino Ciappina

The current plans call for organic expansion into those markets. As opportunities arise, myself, the Management team and the Board will review all opportunities and see what makes sense. But currently the plans are for organic expansion into those markets.

Brendon Frey

Great. And then maybe one for Ed came in from the audience. How many companies did Legacy evaluate before you decided on Onyx, and from your thoughts why Onyx?

Edwin Rigaud

Yes. Well over 300. And we chose Onyx primarily because of the interface with the consumer. So we are consumer goods operators and we know that very, very well. We also have some younger folks on our team who understand e-commerce and digital marketing, and so they’re anxious to roll up their sleeves and support Nino and his team and their efforts to grow the business.

Brendon Frey

Great. Thank you for that. What are your thoughts on the transition from gas to electric vehicles and how could that impact CARiD’s core offering going forward and your business longer term?

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Antonino Ciappina

Great question, Brendon. And we see that as a very valuable opportunity and we are well-positioned for that. As I mentioned, as a business, we have historically focused on the aftermarket area of the industry - so accessories, wheels, tires, and performance products. That’s not going to change. As vehicles become from gas to electric, the desire by consumers to accessorize their vehicle will remain, and based on our expertise and our wide selection already, combined with our user experience, we believe we are best positioned to succeed with the electric vehicle opportunity.

Brendon Frey

Great. Maybe just back to just COVID and its impact on the business this year. Have you seen a large increase in first time buyers as COVID shifted a lot of people online as stores were closed?

Antonino Ciappina

Yes, absolutely. COVID has increased overall orders and customers substantially compared to last year. Business had been very good because of that, especially combined with the other initiatives that we have developed and are underway currently.

Brendon Frey

And then maybe talk a little bit about repeat purchases. I know you commented that that’s a big piece of your business. How would you characterize repeat purchases on a historical basis?

Antonino Ciappina

So, in 2019, 20% of the consumers who shopped at CARiD.com were repeat consumers, and that 20% represented over one third of the revenue in 2019. And we love that KPI. That really speaks to how superior the experience we’ve developed as a platform and overall shopping experience really is, and what that tells us is consumers are finding us, having a superior experience with us, finding the right part, getting it to them quickly, and they are organically thinking of us next time they have to make an auto parts or accessories purchase and they’re coming back to us.

So we believe that is something that really positions us well and gives us momentum from the influx of customer acquisition we experienced this year from COVID-19.

Brendon Frey

You touched on it a little bit in the presentation and the marketing discussion, but maybe go into a little bit more detail on your plans to acquiring new consumers, especially as maybe we get past COVID, people will shift back to more brick-and-mortar. But how do you kind of keep that momentum in terms of new customer acquisition?

Antonino Ciappina

Marketing will be a huge piece of that. So today, we have built deeper expertise in search engine marketing and optimization, but as you saw in the presentation, we are investing aggressively in social media marketing, television advertising, email marketing, and other channels as well. You combine that with our expansion into other product lines, we are really well-positioned to kind of give consumers a reason to come back and shop with us going into 2021 and beyond.

Brendon Frey

Great. I’ve got another question on Amazon. If Amazon has a product in stock versus CARiD, what compels a customer order from CARiD versus Amazon which has significantly faster fulfillment?

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Antonino Ciappina

Well, great question, and a variety of things. User experience, content, those are all things that make the shopping experience unique to us. But what also makes us really attractive to consumers is the confidence we’re able to give them when purchasing a part.

So, as I mentioned, our industry’s very unique because it is complicated to purchase given the fitment component, right? Consumers, the question consumers often have on their minds when shopping for car parts and accessories is, will it fit? How do I know it’s going to fit my exact vehicle and model? What we’ve done is we’ve given all the education, all the materials, all the documentation available to the consumer on the shopping experience. We also offer incredible customer support. So if a consumer can contact our customer support department, speak to someone who specializes in tires or any of the other products they might be looking for, and really help the consumer understand that they are purchasing the right item for their specific vehicle. That is something that the “everything store” can’t really offer the consumer, and that is how we expect to win and that is how we’re winning today.

Brendon Frey

Great. Kailas, maybe one for you. I believe this information is in some of the filings and not in the deck. But could you just talk to 2018 revenue and margin levels?

Kailas Agrawal

Sure. Two thousand and eighteen, you are talking about?

Brendon Frey

Correct, yes.

Kailas Agrawal

In 2017 we grew 30%. Two thousand and eighteen our growth for the three quarters has been around 20%, and in the last quarter of 2018 our growth got slowed down because of the new judgment which came up on Wayfair versus South Dakota, and (inaudible) the sales tax and the levy of the sales tax growth rate becomes slow because we passed on all the sales tax to the customers and our prices for the customers became increased and due to the uncompetitiveness of the pricing or growth rate fell down.

Brendon Frey

And do you have at your fingertips what gross margins and EBITDA margins were for 2018?

Kailas Agrawal

I don’t have immediately in front of mind but we did not take a hit on the gross margin because whatever is shipped happened in sales tax we 100% passed on to the customer and our gross margins were maintained. If we would have taken the hit to the gross margin maybe our growth rate would have been higher, but we chose not to take the hit on the gross margin and maintain the prices—or maintain the margins at our level.

Brendon Frey

Got you. Thank you. I think everyone’s probably very familiar with who your competitors are in the do-it-yourself segment and industry, but maybe speak a little bit on the ‘do-it-for-me.’ Who are some of your bigger competitors, or who are some of the major players in that side of the industry?

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Antonino Ciappina

Yes, great question, Brendon and Team. It varies by industry. I mean, there are players, such as TireWrap (phon) and Simple Tire on the tire side, and then there are the competitors, even like Amazon, who offer installation and other services. It really depends. We know that’s an important opportunity for us to continue winning into the future. And as I shared with you we’ve got a couple of initiatives already underway to get after the do-it-for-me consumer. I think we already have a lead over many of our competitors who are not offering some of those same services and we’re having a number of strategic conversations for similar online to offline opportunities as we look at other product lines and other categories. And that is really, I believe, what will distinguish the winners from the losers in the future is the organizations who can figure out digital and offer a unique and superior shopping experience the way we’ve done, but also the organizations who can figure out online to offline quickly and efficiently for the consumer as well. And we’re making in all those directions.

Brendon Frey

What are the margins like in the do-it-yourself compared to the do-it-for-me, or does it really just depend on the category within those sides of the market?

Antonino Ciappina

Look, within the core product lines we operate today you can see where our product, where our gross margins are. Right? We’re looking at about approximately 20% gross margins in the industry. Other product lines offer different gross margins but it varies depending on the product line.

Brendon Frey

Got you. Okay. Maybe shifting gears a little bit, obviously, you’re a technology company at your core, how are you using technology to enhance the customer service experience?

Antonino Ciappina

Yes, great question. One of the things we’re looking at right now, and this is being handled in customer service, the ability to allow customers to text any questions and get answers from our agents via text messaging. That’s something we’re looking at right now. We also know that based on the comprehensive data set we have available to us that chat box is a unique opportunity for us to explore in the future. We believe that is another application of the data which will become valuable for the organization.

Brendon Frey

Great. Kailas, you touched on it, or Nino touched it briefly in the presentation, but maybe just talk about what is included in CARiD’s cost of goods sold or gross margins, and how that compares to some of your other competitors. And then specifically for CARiD, what leverage do you have for expanding gross margins going forward?

Antonino Ciappina

Kailas, if you don’t mind, let me take this one.

Kailas Agrawal

Sure.

Antonino Ciappina

Brendon, great question. So within our gross margins today, there’s really only two components - it’s product cost and shipping cost. So, when you factor those out or after those two costs, that’s how we get to our gross margins of approximately 20%, 21%. The leverage we’re looking at to expand gross margin we covered in the presentation, which I realize we went through very quickly, but it includes pricing and shipping optimization, which we know is a very big opportunity based on the handful of tests we’ve run so far this year. We know that as our business volume continues to grow with many of our key suppliers and partners, we’ll have an opportunity to work more closely with them to improve overall pricing on goods.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

And then as I said before but I want to stress is, shipping optimization. Shipping, every digital commerce business is working and looking for opportunities to optimize shipping costs. We are doing the same thing. Myself and other members of the management team are looking at a number of partnerships and strategic relationships to help us improve that as well.

Brendon Frey

Great. Thank you. Rick, another one for you. You already touched on the redemption side, but could you just walk through the remaining steps to closing the transaction?

Rick White

The biggest step to close the transaction is to mail to our shareholders and conduct the final tender offer and have all the other agreements come into place, and that will be dependent on clearing the SEC process. The documents previously sent to shareholders, have all the other conditions to close which both Legacy and the company have to complete. I can’t go through all of those on this call, but right now the big timing factor for us will be the SEC clearance, which we’re in process of attempting to get.

Brendon Frey

Great. Thank you. Another one from the audience. Would CARiD ever consider an inventory model similar to Carparts.com?

Antonino Ciappina

Great question. It depends. There are some product lines which we have looked at and we have thought about or we are actively actually looking and doing a comparison to understand what advantages could it offer us in very specific product lines. But from an overall business operation, no. We believe our business model with our virtual inventory, capital efficient business model wins long term. But again, there are always exceptions and on a case-by-case and category-by-category basis, which we will certainly explore and investigate as needed.

Brendon Frey

Great. Again, if you have a question, feel free to chat me at the bottom, or using the Q&A function. Let’s see if we’ve got any more coming up.

What percentage of your business today comes from your other industry verticals - so, not CARiD.com but MOTORCYLEiD and BOATiD.com?

Antonino Ciappina

Another great question. So they are two years young, those other seven verticals, and today they represent approximately 10% of our overall sales.

Brendon Frey

And similar to CARiD, what are the plans to grow that business going forward? Is it just adding more vendor partners, more SKUs to the website?

Antonino Ciappina

Yes. First and foremost, we have a lot of work to still do to continue building out the product catalog. So similarly to how we’ve done with CARiD over the last several years, where we have 95% coverage on those core product lines, that is the work that we are concentrating on in those seven other verticals.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Brendon Frey

Great. Kailas, one for you. What is cap ex in a typical year and what do you expect that to be going forward?

Kailas Agrawal

Our cap ex? So in a typical year it’s around $7 million, which is given in the proxy documents in cash flows. It should remain at a similar level or a small increase and not grow exponentially further. We have a team of around 600 people in Ukraine who works on all the cap ex projects and this in-house team will continue to work on building the model further or refining the model further.

Brendon Frey

Are there any other significant investments, either in people, systems that need to be made just to prepare the company or make the company and put the company in a better position to be a public company?

Antonino Ciappina

Yes, great question, Brendon. Yes, there are. We know there are reporting requirements for being a public company, which we are working very closely on with our team and our auditors to make sure we are well prepared to handle that. And even from an operational perspective, we know there are a handful of key positions we are looking at filling. One of them includes a pricing and promotions manager which I alluded to a little bit in the presentation. But given the broad assortment we have today we know there’s a very big opportunity to optimize pricing, optimize shipping. So that is one example of the sort of role—sort of roles we are looking to—we will be looking to fill later this year and into 2021.

Brendon Frey

Great. And you touched on this a bit and maybe the audience is looking for you to expand on it, but the question is, is CARiD looking at partnering with traditional retail in the automotive space who are not competitors; example, tire retailers or acquire new customers? So I think you have a test going there but maybe expand on that a bit and maybe there’s other opportunities similar to that example.

Antonino Ciappina

Yes. The tire installation partnership we have is a great example of that. The partner we’re working with operates approximately 9,000 locations across the U.S. We have a great relationship there. It is still in the beta but we know there are other—even though 9,000 sounds like a big number, and it is, we know there are other partners out there who also offer us an opportunity to offer to consumers even more locations across the U.S.

So that is definitely something we’re continuing to explore. As we get into some of these other product lines, such as repair, original equipment and other collision parts, there might be opportunities there for us as well with local businesses but is something we haven’t gone too far to. But we are still staying focused on expanding those product lines, getting those brands onto the platform and making them available to consumers first and foremost.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern

Brendon Frey

Great. And you touched on private label. I know it’s a small piece of your business. Is that concentrated more on category or is that more opportunistic where you see maybe a lack of product, a lack of brands in a specific spot that you’re trying to serve the customer in?

Antonino Ciappina

Yes. Great question. Our private label brands today span lighting, accessories, interior and exterior. The approach we’re taking with private label is very specific. And I’ll give you two examples. Example one is, when we as an organization identify products, or subcategories, I should say, where we don’t—where we are currently not offering the consumer enough options to compare when they’re shopping with CARiD.com. So, as part of our core focus on customer experience, we want to be able to ensure that when a consumer comes looking for anything on CARiD.com that we can show them at least a handful of different items in terms of price and/or features. So in cases where we don’t have a really good set of options for the consumer, we are looking to say, “Is this something we can go work with an international manufacturer to supplement the existing supply and options on the marketplace?”

The second scenario where we will look at private label is when our current vendors and the margins we’re currently getting are not sufficient for us to be competitive. Right? So after we factor in things such as shipping and other cost, is there still enough room for us to be profitable as a business and operate? In the unique cases where that is not an option, that may be another scenario where we look at private label manufacturing to supplement that specific good and/or subcategory of goods.

Brendon Frey

Got you. Do you have a sense of how much of the product you sell through your website is sourced outside the U.S., i.e., Asia, and are you concerned about any supply constraints?

Antonino Ciappina

I don’t have that with me on hand today.

Brendon Frey

Okay. All right. Again, if you have a question—I know we’re coming up on top of the hour. One last call for questions. I’ll give it a second, and if not, I’ll turn it back to management for closing remarks. I’ll give it a second here to see if we get any last questions.

I’m not seeing any, so I will turn it back to Nino. You can decide who gives the closing remarks, but I appreciate the time here today. Thank you.

Antonino Ciappina

Thank you, Brendon, and thank you everyone for dialing in and listening. I encourage everyone to visit CARiD.com if haven’t already. You can experience the difference for yourselves and we hope you bought something.

Thank you so much for listening.

Kailas Agrawal

Thank you everyone.

Antonino Ciappina

Bye. Good afternoon.

Onyx Enterprises International, Corp. and Legacy Acquisition Corp.

October 22, 2020 – 9:00 p.m. Eastern